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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2006

KELLY SERVICES, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084
(Address of principal executive offices)
(Zip Code)

(248) 362-4444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2006 the Board of Directors of Kelly Services, Inc. (the “Company”), upon the recommendation of its Compensation Committee, approved amendments to the Company’s Performance Incentive Plan, Equity Incentive Plan, Non-Employee Director Stock Award Plan and 1999 Non-Employee Directors Stock Option Plan (the “Plans”).

The definition of “Fair Market Value” as it appears in the Equity Incentive Plan, the Non-Employee Director Stock Award Plan and the 1999 Non-Employee Directors Stock Option Plan was amended to provide that the price of share-based awards under the aforementioned Plans will be based on the closing market price on the grant date instead of an average of the high and low trading prices on the grant date.

The Company’s Performance Incentive Plan, under which new awards are not being made but prior awards remain outstanding, the current Equity Incentive Plan and the 1999 Non-Employee Directors Stock Option Plan were also amended to clarify that certain adjustments in capitalization, such as a stock split or stock dividend, require a proportionate adjustment in outstanding awards under the Plans. The sole purpose of the Plan amendments is to clarify that these adjustments in capitalization will require a mandatory adjustment in share-based awards previously granted and outstanding, whether vested or unvested.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Amendment to Performance Incentive Plan.

10.2	Form of Amendments to Equity Incentive Plan.

10.3	Form of Amendment to Non-Employee Director Stock Award Plan.

10.4	Form of Amendments to 1999 Non-Employee Directors Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: November 9, 2006

/s/ Daniel T. Lis
Daniel T. Lis

Senior Vice President,
General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment to Performance Incentive Plan.

10.2	Form of Amendments to Equity Incentive Plan.

10.3	Form of Amendment to Non-Employee Director Stock Award Plan.

10.4	Form of Amendments to 1999 Non-Employee Directors Stock Option Plan.